Exhibit 10.49

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of December 15, 2008 (the “Effective Date”), is made by and between CELL THERAPEUTICS, INC., a Washington corporation (“CTI”), and BIOGEN IDEC INC., a Delaware corporation (“BIIB”).

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of August 15, 2007, by and between CTI and BIIB, as amended by that certain First Amendment to Asset Purchase Agreement by and between CTI and BIIB dated as of December 9, 2008 (as amended, the “Asset Purchase Agreement”), CTI has purchased certain assets (the “Acquisition”) from BIIB relating to the Product (as defined for purposes of the Asset Purchase Agreement) in exchange for, among other items, certain Milestone Payments (as defined in the Asset Purchase Agreement) and certain Yearly Royalty Payments (as defined in the Asset Purchase Agreement);

WHEREAS, in connection with the Acquisition, BIIB agreed to various arrangements and accommodations for CTI pursuant to the agreements and arrangements contemplated by the Asset Purchase Agreement, including that certain Services Agreement, dated as of December 21, 2007, by and between CTI and BIIB (the “Services Agreement”);

WHEREAS, CTI has requested that BIIB consent to a transaction pursuant to which CTI will: (i) enter into a joint venture with Spectrum Pharmaceuticals, Inc., a Delaware corporation (“Spectrum”), for the marketing and development of the Product in the United States (the “Joint Venture Transaction”); (ii) sell, assign and transfer to RIT Oncology, LLC, a newly-formed Delaware limited liability company (“RIT”), all of CTI’s right, title and interest in the Purchased Assets (as defined in the Asset Purchase Agreement) and CTI’s other properties, assets and rights related to the Product (collectively and as further defined in the Purchase and Formation Agreement (as defined below), the “Conveyed Assets”); and (iii) receive from RIT, in consideration for the Conveyed Assets, a cash purchase price and a fifty percent (50%) membership interest in RIT (the “CTI Membership Interest”);

WHEREAS, the other fifty percent (50%) membership interest in RIT is being issued to Spectrum in consideration of its initial capital contribution;

WHEREAS, the foregoing transactions and arrangements with respect to RIT are taking place pursuant to the terms and conditions of that certain Purchase and Formation Agreement, dated November 26, 2008, by and among RIT, CTI and Spectrum (the “Purchase and Formation Agreement”) and that certain Amended and Restated Limited Liability Company Agreement of RIT to be entered into by and between CTI and Spectrum at the closing contemplated by the Purchase and Formation Agreement;

WHEREAS, BIIB is willing to consent to the Joint Venture Transaction and the transfer to RIT of all of CTI’s right, title and interest in the Conveyed Assets, but only upon various conditions, including the condition that CTI executes and delivers to BIIB this Agreement; and

WHEREAS, this Agreement amends and restates that certain Security Agreement, dated December 21, 2007, by and between CTI and BIIB.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CTI and BIIB agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below (note: terms used but not otherwise defined herein shall have their respective meanings as set forth in the Asset Purchase Agreement):

“Acquisition” has the meaning set forth in the recitals.

“Agreement” has the meaning set forth in the introductory paragraph.

“Asset Purchase Agreement” has the meaning set forth in the recitals.

“Assigned Contracts” has the meaning set forth in the Asset Purchase Agreement.

“BIIB” has the meaning set forth in the introductory paragraph.

“Collateral” has the meaning set forth in Article II.

“Conveyed Assets” has the meaning set forth in the recitals.

“CTI” has the meaning set forth in the introductory paragraph.

“CTI Membership Interest” has the meaning set forth in the recitals.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Encumbrance” has the meaning set forth in the Asset Purchase Agreement.

“Event of Default” means: (i) any failure by CTI to pay or perform any of the Secured Obligations within ninety (90) days after receipt by CTI of BIIB’s written notice of default; (ii) any breach by CTI of any warranty, representation or covenant set forth herein that remains uncured ninety (90) days after receipt by CTI of BIIB’s written notice of default; (iii) CTI applies for, or consents to, the appointment of a receiver, trustee or liquidator of all or a substantial portion of its assets; (iv) CTI transfers its assets to a third Person as part of a general assignment for the benefit of creditors or otherwise seeks a similar voluntary arrangement with its creditors or other form of relief from its creditors under state or federal law; (v) CTI becomes and remains insolvent or generally fails to pay its obligations as they become due for more than ninety (90) days; (vi) CTI files a voluntary petition for an order for relief under the United States Bankruptcy Code or any successor or similar statute (the “Bankruptcy Code”); (vii) CTI consents to, or fails to successfully contest within ninety (90) days of filing, an involuntary petition filed against it under the provisions of the Bankruptcy Code; (viii) CTI suffers, or permits to become final, any judgment, decree or order of any court that appoints a receiver, trustee or liquidator of all or a substantial portion of its assets; or (ix) CTI suffers the attachment or execution upon, or other judicial or governmental seizure of, all or a substantial portion of its assets and fails to successfully contest such attachment, execution or seizure within ninety (90) days.

“FDA” means the United States Food and Drug Administration.

“Governmental Entity” has the meaning set forth in the Asset Purchase Agreement.

“Governmental Rule” has the meaning set forth in the Asset Purchase Agreement.

“Joint Venture Transaction” has the meaning set forth in the recitals.

“License Agreement” means the License Agreement defined in the Asset Purchase Agreement, as the same may be modified pursuant to its terms from time to time.

“Losses” has the meaning set forth in the Asset Purchase Agreement.

“Milestone Payments” has the meaning set forth in the Asset Purchase Agreement.

“Permitted Encumbrance” means: (i) any Encumbrance for Taxes or other fees, assessments or charges of a Governmental Entity not delinquent or being contested in good faith by appropriate proceedings; (ii) Encumbrances arising solely by virtue of any Governmental Rule relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (iii) Encumbrances on items of equipment and other personal property (including proceeds thereof and accessions thereto) securing capital or operating lease obligations with respect solely to such items of equipment or property; (iv) security interests that, by their terms, are expressly subordinate to the security interest granted by CTI to BIIB in this Agreement and that only secure Subordinated Obligations; and (v) Encumbrances not otherwise permitted that do not in the aggregate exceed Twenty-Five Thousand Dollars ($25,000) at any one time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

“Product” has the meaning set forth in the Asset Purchase Agreement.

“Purchase and Formation Agreement” has the meaning set forth in the recitals.

“Purchased Assets” has the meaning set forth in the Asset Purchase Agreement.

“Required Filings” has the meaning set forth in paragraph (c) of Article IV.

“RIT” has the meaning set forth in the recitals.

“Secured Obligations” mean any and all obligations of CTI under: (i) this Agreement (including obligations to indemnify or pay BIIB for claims, losses, liabilities and expenses as contemplated by Article VII); (ii) the Services Agreement (including obligations to pay or reimburse BIIB with respect to amounts due and payable pursuant to the Services Agreement); (iii) the Asset Purchase Agreement (including (a) Section 12.3(iv) of the Asset Purchase Agreement (i.e., indemnification for certain liabilities of BIIB under Section 15.2 of the Schering License Agreement (as defined in the Asset Purchase Agreement) and (b) Section 12.3(ii) of the Asset Purchase Agreement as it relates to any Sublicense Agreement (i.e., indemnification for breach by CTI of any of its covenants contained in any Sublicense Agreement)); (iv) the Supply Agreement (including obligations to pay or reimburse BIIB with respect to amounts due and payable pursuant to the Supply Agreement); and (v) the Sublicense Agreements (including obligations to pay or reimburse third Persons with respect to amounts due and payable pursuant to the Sublicense Agreements, whether or not such third Persons asks, demands, collects or sues for payment or reimbursement of such amounts by BIIB and/or BIIB pays or reimburses such third Persons for such amounts). For the avoidance of doubt, Secured Obligations shall not include any obligations relating to the Schering License Agreement (as defined in the Asset Purchase Agreement) as to which BIIB is indefeasibly released by Schering (as defined in the Asset Purchase Agreement) as contemplated by Section 2.3 of the Services Agreement (but only from and after the effectiveness of such release).

“Services Agreement” has the meaning set forth in the recitals.

“Spectrum” has the meaning set forth in the recitals.

“Sublicense Agreements” mean (i) the Sublicense Agreements defined in the Asset Purchase Agreement, as the same may be modified pursuant to their respective terms from time to time, and (ii) any agreements pursuant to which any of the intellectual property rights that are a subject of any of the Sublicense Agreement are provided or made available to RIT, as the same may be modified pursuant to their respective terms from time to time.

“Sublicensed Patent Rights” has the meaning set forth in the Asset Purchase Agreement.

“Sublicensed Patent Rights Agreements” means the Sublicensed Patent Rights Agreements defined in the Asset Purchase Agreement, as the same may be modified pursuant to their respective terms from time to time.

“Subordinated Obligations” mean obligations that, by their terms, are expressly subordinate in right of payment to the Secured Obligations.

“Supply Agreement” means the Supply Agreement defined in the Asset Purchase Agreement, as the same may be modified pursuant to its terms from time to time.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of California (and each reference in this Agreement to an Article (or Division) thereof shall refer to that Article (or Division, as applicable) as from time to time in effect); provided, however, if by reason of mandatory provisions of Governmental Rule any or all of the attachment, perfection or priority of BIIB’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, then such term shall mean the Uniform Commercial Code (including the Articles or Divisions thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

“United States” has the meaning set forth in the Asset Purchase Agreement.

“USPTO” has the meaning set forth in the Asset Purchase Agreement.

“Yearly Royalty Payments” has the meaning set forth in the Asset Purchase Agreement.

Section 1.2 Interpretation.

(a) When used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(b) Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

(c) All references to any introductory paragraph, recitals, Articles, Sections, Exhibits and Schedules shall be deemed references to the introductory paragraph, recitals, Articles, Sections, Exhibits and Schedules to this Agreement unless otherwise specifically set forth herein.

(d) This Agreement shall be deemed drafted jointly by CTI and BIIB and shall not be specifically construed against either party based on any claim that such party or its counsel drafted this Agreement.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1 Collateral. As collateral security for the full, prompt, complete and final payment and performance when due of all the Secured Obligations and in order to induce BIIB to consent to the Joint Venture Transaction, CTI hereby grants, and amends and restates its earlier grant, to BIIB a first priority security interest in all of CTI’s right, title and interest in, to and under the following, whether now owned or hereafter acquired (collectively, the “Collateral”):

(a) the Purchased Assets, together with any other assets or rights related to any of the Purchased Assets or otherwise used in the development, manufacture or commercialization of the Product in the United States;

(b) the License Agreement;

(c) the Supply Agreement;

(d) the Sublicense Agreements and any other agreements executed and delivered by CTI at any time related to the Sublicensed Patent Rights and/or the Sublicensed Patent Rights Agreement as replacements to or in lieu of a Sublicense Agreement; and

(e) to the extent not otherwise included, all proceeds (including the CTI Membership Interest) of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

Section 2.2 Exception. Notwithstanding the foregoing provisions of this Article II, the grant of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include, any Assigned Contract in which CTI has any right, title or interest if and to the extent such Assigned Contract includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of CTI therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another Person party to such Assigned Contract to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such Assigned Contract or (ii) such prohibition would be rendered ineffective pursuant to the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other Governmental Rule or principles of equity; provided, further, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and CTI shall be deemed to have granted a security interest in, all its rights, title and interests in and to such Assigned Contract as if such provision had never been in effect; and provided, finally, that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect BIIB’s unconditional continuing security interest in and to all rights, title and interests of CTI in or to any payment obligations or other rights to receive monies due or to become due under any such Assigned Contract and in any such monies and other proceeds of such Assigned Contract.

ARTICLE III

ASSIGNED CONTRACTS

Section 3.1 Assigned Contracts. Notwithstanding anything contained in this Agreement to the contrary, CTI expressly agrees that, as between the parties, CTI shall be and remain liable under each of the Assigned Contracts and other items of Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder or with respect thereto.

Section 3.2 No Release of CTI. The exercise by BIIB of any of its rights under this Agreement shall not release CTI from any of CTI’s duties or obligations whatsoever.

Section 3.3 No Duty for BIIB. The powers conferred on BIIB hereunder are solely to protect the interests of BIIB in the Collateral, and shall not impose any duty upon BIIB to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, BIIB shall have no duty as to any Collateral or as to the taking of any steps to preserve rights against prior parties or any other rights or obligations pertaining to any Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

CTI represents and warrants to BIIB as follows:

(a) Except for the security interest granted to BIIB under this Agreement and Permitted Encumbrances, and except for such of CTI’s right, title and interest in the Collateral as has been sold, assigned and transferred to RIT pursuant to the Purchase and Formation Agreement, CTI (i) is the sole legal and equitable owner of each item of (or representing) the Collateral and (ii) will remain so during the term of this Agreement except and to the extent that CTI obtains the prior written consent of BIIB or with respect to any disposition of Collateral that is permitted under Section 5.3.

(b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists or, except in respect of a Subordinated Obligation or any filed in favor of BIIB pursuant to this Agreement, will exist during the term of this Agreement.

(c) During the term of this Agreement, this Agreement creates a legal, binding and valid first priority security interest in favor of BIIB in all of the Collateral securing the Secured Obligations, and upon the filing of a financing statement with the Washington State Department of Licensing as executed and delivered by CTI to BIIB in connection with the execution and delivery of this Agreement (in substantially the form attached hereto as Exhibit A) and the filing with the USPTO of notices in respect of the Assigned Patents and the Product Trademark (each as defined in the Asset Purchase Agreement) as executed and delivered by CTI to BIIB in connection with the execution and delivery of this Agreement (in substantially the forms attached hereto as Exhibits B-1 and B-2) (such financing statement and notices, collectively, the “Required Filings”), all filings and other actions necessary to perfect in BIIB and protect for BIIB such security interest will have been duly taken.

(d) As of the Effective Date, no consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Entity or other person or entity is required either for (i) the grant by CTI of the security interest granted hereby or for the execution, delivery or performance of this Agreement by CTI or (ii) the perfection or exercise by BIIB of its rights and remedies hereunder, other than the filing of the Required Filings as contemplated by the foregoing paragraph (c) and any necessary continuations thereof.

(e) CTI’s federal taxpayer identification number is 91-15333912, its jurisdiction of incorporation is the State of Washington and its chief executive office, principal place of business and the place where it maintains its records concerning the Collateral are in the State of Washington. The Collateral is presently located at such address of CTI as is set forth in Section 13.3 of the Asset Purchase Agreement.

ARTICLE V

COVENANTS

Section 5.1 Change of Jurisdiction of Incorporation; Relocation of Business. CTI shall not change its jurisdiction of incorporation from the State of Washington or relocate its chief executive office, principal place of business or place where it maintains its records concerning the Collateral from the State of Washington without at least thirty (30) days prior written notice to BIIB.

Section 5.2 Limitation on Encumbrances on Collateral. CTI shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Encumbrance on the Collateral other than the security interest granted to BIIB under this Agreement and Permitted Encumbrances.

Section 5.3 Disposition of Collateral. CTI shall not sell, lease, license, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than: (i) the sale of inventory in the ordinary course of business; (ii) the disposal of worn-out or obsolete equipment; or (iii) with the prior written consent of BIIB (which may be conditioned in BIIB’s reasonable discretion).

Section 5.4 Taxes; Claims. CTI shall pay promptly when due all Taxes or other fees, assessments or charges of a Governmental Entity imposed upon, and all claims (including claims for labor, materials and supplies) of any Person against, the Collateral, except to the extent the validity or amount thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

Section 5.5 Further Assurances. At any time and from time to time, upon the written request of BIIB, CTI shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as BIIB may reasonably deem necessary or desirable to obtain the full benefits of this Agreement, including (i) executing any financing or continuation statements (including “in lieu” continuation statements) under the UCC with respect to the security interests granted hereby and (ii) cooperating with BIIB in connection with BIIB’s filing of any forms or other documents required to be recorded or filed with the USPTO, any other Governmental Entity (including the FDA) or any other Person. CTI also hereby authorizes BIIB to file any such financing or continuation statement (including “in lieu” continuation statements) or such forms or other documents without the signature of CTI.

ARTICLE VI

RIGHTS AND REMEDIES UPON DEFAULT; REINSTATEMENT

Section 6.1 Remedies. If any Event of Default shall have occurred and be continuing:

(a) CTI hereby irrevocably appoints BIIB as CTI’s attorney-in-fact, with full authority in the place and stead of CTI and in the name of CTI, from time to time in BIIB’s discretion, to take any action and to execute any instrument that BIIB may deem necessary or advisable to accomplish the purposes of this Agreement including: (i) to obtain and adjust insurance in respect of any of the Collateral; (ii) to ask, demand, collect, sue for, recover, compound, receive, settle, compromise and give acquittance and receipts for, money due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments and documents in connection with the foregoing clauses (i) or (ii); and (iv) to file claims or take any action or institute any proceedings that BIIB may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of BIIB with respect to any of the Collateral. The foregoing power of attorney is coupled with an interest and is intended to constitute an irrevocable durable power of attorney which will not be affected by any subsequent disability or incapacity of CTI.

(b) In lieu of or in addition to exercising any other power hereby granted or otherwise available to BIIB, it may proceed, with notice to CTI, by an action or actions in equity or at law for the seizure and sale of the Collateral or any part thereof, for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction, for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral or any part thereof, or for the enforcement of any other appropriate equitable or legal remedy; and upon the commencement of judicial proceedings by BIIB to enforce any right under this Agreement, BIIB shall be entitled as a matter of right against CTI to such appointment of a receiver, without regard to (i) the adequacy of the security by virtue of this Agreement or any other collateral or (ii) the solvency of CTI.

(c) In addition to other rights and remedies provided for herein or otherwise available to BIIB, it may exercise in respect of the Collateral all the rights and remedies of a secured party upon default under the UCC, whether or not the UCC applies to the affected Collateral, and also may (i) require CTI to, and CTI hereby agrees that, at its expense and upon the request of BIIB, it forthwith shall assemble all or any part of the Collateral as directed by BIIB and make it available to BIIB at such places as BIIB may designate, and (ii) sell the Collateral or any part thereof in one or more sales at public or private sales, at any of BIIB’s offices or elsewhere, for cash, on credit or for future delivery and at such price or prices and upon such other terms as is commercially reasonable. CTI agrees that at least five (5) business days’ notice to CTI of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. BIIB shall not be obligated to make any sale of Collateral, regardless of notice of sale having been given. BIIB may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. BIIB shall have the right to become the purchaser at any public sale and shall have the right to credit against the amount of the bid made therefor the amount payable to BIIB out of the net proceeds of such sale.

(d) All cash proceeds received by BIIB in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as follows:

(i) First, to the payment of all reasonable costs and expenses incident to the enforcement of this Agreement, including the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys’ fees and legal expenses incurred by BIIB;

(ii) Second, to the payment of all other Secured Obligations; and

(iii) Third, the remainder, if any, to CTI or to whomever may be lawfully entitled to receive such remainder;

provided, however, that CTI shall remain liable to BIIB for any deficiency in the Secured Obligations remaining unpaid after the application of such proceeds; and provided, further, that, to the extent not prohibited by applicable law, nothing herein contained shall in any way limit or restrict BIIB’s rights to proceed directly against CTI without first causing BIIB to exhaust, or in any manner to exercise its rights in respect of, the Collateral.

(e) Any sale of the Collateral or any part thereof pursuant to the provisions of this Section 6.1 shall operate to divest all right, title, interest, claim and demand of CTI in and to the property sold and shall be a perpetual bar against CTI. Nevertheless, if requested by BIIB so to do, CTI shall join in the execution, acknowledgment and delivery of all proper conveyances, assignments and transfers of the property sold. It shall not be necessary for BIIB to have physically present or constructively in BIIB’s possession any of the Collateral at any such sale, and CTI shall deliver all of the Collateral to the purchaser at such sale on the date of sale and, if it should be impossible or impracticable then to take actual delivery of the Collateral, the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered. CTI agrees that if CTI retains possession of the property or any part thereof subsequent to such sale, CTI shall be considered a tenant at sufferance of the purchaser and shall, if CTI remains in possession after demand to remove, be guilty of forceful detainer and be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived by CTI.

(f) BIIB may use, assemble, complete, produce, develop, process, market or operate the Collateral to the extent that BIIB deems appropriate for the purpose of caring for, preserving or disposing of the Collateral or for any other purpose that BIIB deems appropriate.

(g) Subject to any requirements of applicable law, CTI agrees that neither CTI nor any of CTI’s affiliates shall at any time have or assert any right under any law pertaining to the marshalling of assets, the sale of property in the inverse order of alienation, the administration of estates of decedents, appraisement, valuation, stay, extension or redemption now or hereafter in force in order to prevent or hinder the rights of BIIB or any purchaser of the Collateral or any part thereof under this Agreement.

(h) Upon any sale made under the powers of sale herein granted and conferred, the receipt of BIIB shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers, and the heirs, devisees, personal representatives, successors and assigns thereof, shall not, after paying such purchase money and receiving such receipt of BIIB, be obliged to see to the application thereof or be in any way answerable for any loss, misapplication or nonapplication thereof unless such purchaser is BIIB or an Affiliate thereof.

Section 6.2 Effectiveness and Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any Event of Default occur. This Agreement shall continue to be effective or shall be automatically reinstated, as the case may be, without the need for further action by either party hereto if at any time payment and performance of the Secured Obligations, or any part thereof, is rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations pursuant to any Governmental Rule, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, then the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

ARTICLE VII

INDEMNITY AND EXPENSES

Section 7.1 Indemnification of BIIB. CTI agrees to indemnify BIIB from and against any and all Losses arising out of an Event of Default (including enforcement of this Agreement), except claims, losses or liabilities resulting from BIIB’s gross negligence or willful misconduct.

Section 7.2 Payment to BIIB of Expenses. If an Event of Default has occurred, CTI shall upon demand pay to BIIB the amount of any and all expenses, including the reasonable fees and disbursements of counsel and any experts and agents, that BIIB may incur in connection with any of: (a) the inspection, custody, preservation, use or operation of, the sale of, the collection from, or other realization upon, any of the Collateral following an Event of Default; (b) the exercise or enforcement of any of the rights of BIIB hereunder following an Event of Default or under any judgment awarded to BIIB in respect of its rights hereunder (which obligation shall be severable from the remainder of this Agreement and shall survive the entry of any such judgment); and (c) the failure by CTI to perform or observe any of the provisions hereof. The foregoing shall include any and all expenses and fees incurred by BIIB in connection with a bankruptcy, reorganization, receivership or similar debtor-relief proceeding by or affecting CTI or any other event constituting an Event of Default.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Term. This Agreement shall commence on the Effective Date and shall continue until the later of: (i) the expiration or termination of the Services Agreement by its terms (or, if later, complete satisfaction of the obligations of CTI and RIT thereunder); (ii) such date as BIIB is no longer a manufacturer or supplier of the Product (or any component thereof) for CTI, RIT or any direct or indirect assignee or successor to CTI or RIT (or, if later, the complete satisfaction of all obligations under any manufacturing or supply agreement for which BIIB might otherwise have liability); (iii) such date as BIIB has no liability under any Sublicense Agreement (or, if later, the complete satisfaction of all obligations under any Sublicense Agreement for which BIIB might otherwise have liability); or (iv) the expiration or termination of any and all obligations of CTI and RIT pursuant to the Asset Purchase Agreement and all Assigned Contracts (or, if later, complete satisfaction of the obligations of CTI and RIT thereunder).

Section 8.2 Notice. The provisions of Section 13.3 of the Asset Purchase Agreement are incorporated herein by reference.

Section 8.3 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations and performance of all other obligations secured hereby, (b) be binding upon CTI and CTI’s successors and assigns (provided, however, that CTI shall not have the right to assign CTI’s rights or obligations hereunder or any interest herein), and (c) inure to the benefit of, and be enforceable by, BIIB and its successors and assigns (BIIB having the right to assign its rights hereunder or any interest herein in its discretion without the consent of CTI). Notwithstanding anything in this Agreement to the contrary, CTI may (without the consent of BIIB but with prior written notice thereto) assign or otherwise transfer this

Agreement and its rights and obligations hereunder to (i) a successor or assign of CTI by reason of merger (whether by forward triangular merger, reverse triangular merger or otherwise), sale of all or substantially all of CTI’s assets or securities, reorganization, recapitalization, consolidation or any similar transaction, so long as such successor or assign has a net worth of $100,000,000 or more, or (ii) Spectrum in connection with a sale of the CTI Membership Interest to Spectrum pursuant to the Sale Option (as defined in the Purchase and Formation Agreement) as provided for in the Purchase and Formation Agreement as of the date hereof so long as CTI pays to BIIB a fee in the aggregate amount of Seven Hundred Fifty Thousand Dollars ($750,000) prior to the consummation of such sale; provided, however, that upon any such assignment or transfer, the applicable successor, assignee or transferee must (x) own all right, title and interest to the Collateral and (y) be in full compliance with the representations, warranties and covenants of CTI hereunder as though such successor, assignee or transferee were CTI.

Section 8.4 Severability. If any provision of this Agreement shall be deemed or held to be invalid or unenforceable for any reason, it shall be adjusted, if possible, rather than voided, so as to achieve the intent of the parties to the fullest extent possible. In any event, such provision shall be severable from, and shall not be construed to have any effect on, the remaining provisions of this Agreement, which shall continue to be in full force and effect.

Section 8.5 Rights Cumulative; No Waiver. BIIB’s options, powers, rights, privileges and immunities specified herein or arising hereunder are in addition to, and not exclusive of, those otherwise created or existing now or at any time, whether by contract, by statute or by rule of law. BIIB shall not, by any act, delay, omission or otherwise, be deemed to have modified, discharged or waived any of BIIB’s options, powers or rights in respect of this Agreement, and no modification, discharge or waiver of any such option, power or right shall be valid unless set forth in writing signed by BIIB or BIIB’s authorized agent, and then only to the extent therein set forth. A waiver by BIIB of any right or remedy hereunder or any one occasion shall be effective only in the specific instance and for the specific purpose for which given, and shall not be construed as a bar to any right or remedy that BIIB otherwise would have on any other occasion.

Section 8.6 Governing Law; Terms; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California applied to contracts between residents thereof, to be wholly performed within the State of California, except to the extent that the validity or perfection of the security interest hereunder, or remedies or other provisions hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California, including federal law. No claim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of California located in the City of San Diego or in the United States District Court for the Southern District of California located in San Diego County, which courts shall have exclusive jurisdiction over the adjudication of such matters, and CTI consents to the jurisdiction of such courts and personal service with respect thereto.

Section 8.7 Releases. No release from the lien of this Agreement of any part of the Collateral by BIIB shall in any way alter, vary or diminish the force, effect or lien of this Agreement on the balance of the Collateral.

Section 8.8 Subrogation. This Agreement is made with full substitution and subrogation of BIIB in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof.

Section 8.9 Headings. The section headings used in this Agreement are intended principally for convenience and shall not by themselves determine the rights and obligations of the parties to this Agreement.

Section 8.10 Entire Agreement. This Agreement and the agreements expressly referenced herein contain the entire agreement between CTI and BIIB with respect to the subject matter hereof. No supplement to or modification of this Agreement shall be binding unless executed in writing by CTI and BIIB.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Security Agreement to be signed by their respective representatives thereunto duly authorized, all as of the Effective Date.

CELL THERAPEUTICS, INC.

By:	/s/ Louis A. Bianco
Name: Louis A. Bianco
Title: Exec. Vice President, Finance and Admin.

BIOGEN IDEC INC.

By:	/s/ Paul J. Clancy
Name: Paul J. Clancy
Title: Chief Financial Officer